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                                                                 EX-99.B11





Consent of Ernst & Young LLP, Independent Auditors



We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Financial Statements" in the Statement of Additional Information and to the incorporation by reference in this Post-Effective Amendment No. 37 to the Registration Statement (Form N-1A) (No. 2-57791) of DMC Tax-Free Income Trust - Pennsylvania of our report dated April, 4 1997, included in the 1997 Annual Report to Shareholders.


                                   /s/ Ernst & Young LLP

Philadelphia, Pennsylvania
April 24, 1997



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Report of Independent Auditors

To the Trustees and Beneficial Shareholders
DMC Tax-Free Income Trust - Pennsylvania

We have audited the accompanying statement of net assets of DMC Tax-Free Income Trust - Pennsylvania (the "Trust") as of February 28, 1997 and the related statement of operations for the year then ended, the statements of changes in net assets for each of the two years in the period then ended, and the financial highlights for each of the periods indicated therein. These financial statements and financial highlights are the responsibility of the Trust's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements and financial highlights. Our procedures included confirmation of securities owned as of February 28, 1997, by correspondence with the Trust's custodian and brokers. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly in all material respects, the financial position of DMC Tax-Free Income Trust - Pennsylvania at February 28, 1997, the results of its operations for the year then ended, the changes in its net assets for each of the two years in the period then ended, and the financial highlights for each of the periods indicated therein, in conformity with generally accepted accounting principles.


                                        /s/ Ernst & Young LLP
April 4, 1997